UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 18, 2004

Internap Network Services Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(404) 302-9700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, Internap Network Services Corporation (the “Company”) was in violation of a loan covenant under its revolving credit facility with Silicon Valley Bank requiring minimum Cash EBITDA, as defined, for the quarter ended September 30, 2004. The non-compliance resulted from an adjustment made in the quarter ended September 30, 2004 to the Company’s existing restructuring charge. As a result of the loan covenant violation, the Company classified as notes payable, current portion all amounts outstanding under the credit facility in its Form 10-Q for the quarter ended September 30, 2004 filed with the Securities and Exchange Commission on November 9, 2004.

On November 18, 2004, the Company entered into a limited waiver and amendment to loan documents with Silicon Valley Bank. Under the limited waiver and amendment, Silicon Valley Bank agreed to waive the default, amend the definition of EBITDA and modify the time period in which the Company must provide its Form 10-Q to Silicon Valley Bank. As a result of receiving the limited waiver and amendment, the Company has reclassified $13.5 million of notes payable on its balance sheet from current liabilities to non-current liabilities.

There is no material relationship between the Silicon Valley Bank or its affiliates and the Company or its affiliates other than as parties to the credit facility.

A copy of this limited waiver and amendment is attached as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits

10.1	Limited waiver and amendment to loan documents dated November 18, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: November 22, 2004	By:	/s/ Walter G. DeSocio
Walter G. DeSocio
Vice President—Chief Administrative Officer,
General Counsel and Secretary

EXHIBIT INDEX

10.1	Limited waiver and amendment to loan documents dated November 18, 2004.